Exhibit 23.3

         Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report, related to the consolidated financial statements and schedule of Univision Communications, Inc., dated March 7, 2005, included in this Registration Statement of Grupo Televisa, S.A. (Form S-8) for the registration of 2,761,659,825 Series A shares, 2,430,260,646 Series B shares, 3,866,323,755 Series D shares and 3,866,323,755 Series L shares pertaining to the Stock Purchase Plan.


                                                /s/ Ernst & Young LLP

New York, New York
July 18, 2005